UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2011

Old Second Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-10537	36-3143493
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

37 South River Street
Aurora, Illinois  60507
(Address of principal executive offices) (Zip code)

(630) 892-0202
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Agreement.

On May 16, 2011, Old Second National Bank (the “Bank”), the wholly-owned banking subsidiary of Old Second Bancorp, Inc., entered into a Stipulation and Consent to the Issuance of a Consent Order (the “Consent Order”) with the Office of the Comptroller of the Currency (“OCC”).  Pursuant to the Consent Order, the Bank has agreed to take certain actions and operate in compliance with the Consent Order’s provisions during its terms.

Under the terms of the Consent Order, the Bank is required to, among other things: (i) adopt and adhere to a three-year written strategic plan that establishes objectives for the Bank’s overall risk profile, earnings performance, growth, balance sheet mix, off-balance sheet activities, liability structure, capital adequacy, reduction in nonperforming assets and its product development; (ii) adopt and maintain a capital plan; (iii) by September 30, 2011, achieve and thereafter maintain a total risk-based capital ratio of at least 11.25% and a Tier 1 capital ratio of at least 8.75%; (iv) seek approval of the OCC prior to paying any dividends on its capital stock; (v) develop a program to reduce the Bank’s credit risk; (vi) obtain or update appraisals on certain loans secured by real estate; (vii) implement processes to ensure that real estate valuations conform to applicable standards; (viii) take certain actions related to credit and collateral execeptions; (ix) reaffirm the Bank’s liquidity risk management program; and (x) appoint a compliance committee of the Bank’s Board of Directors to help ensure the Bank’s compliance with the Consent Order.  The Bank is also required to submit certain reports to the OCC with respect to the foregoing requirements.

The Bank’s Board of Directors and its management are committed to taking the necessary actions to fully address the provisions of the Consent Order within the timeframes identified therein.  The Bank has made measurable progress in addressing the requirements to date, and the Bank is already in compliance with a number of the provisions of the Consent Order.  Pursuant to the Consent Order, the Bank’s Board of Directors has appointed a compliance committee to monitor and coordinate the Bank’s performance under the Consent Order.

A copy of the Consent Order is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  The description of the Consent Order set forth above does not purport to be complete, and is qualified by reference to the full text of the Consent Order.

Item 8.01.        Other Events.

On May 17, 2011 a presentation was made at the Annual Stockholders Meeting. The presentation is attached as Exhibit 99.2.

Item 9.01.        Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Consent Order and the related Stipulation and Consent to the Issuance of a Consent Order, dated May 16, 2011

	99.2	Shareholder presentation, dated May 17, 2011

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2011	OLD SECOND BANCORP, INC.

	By:	/s/ J. Douglas Cheatham
	Name:	J. Douglas Cheatham
	Title:	Executive Vice President and Chief Financial Officer